UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2007
Cardica, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51772	94-3287832

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA	94063

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 364-9975
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 4.6
EXHIBIT 10.15
EXHIBIT 10.16

Item 1.01 Entry into a Material Definitive Agreement.
On June 7, 2007, Cardica, Inc. (“Cardica”) entered into a securities purchase agreement with certain purchasers identified on the signature pages thereto (the “Purchasers”) (the “Purchase Agreement”) pursuant to which it agreed to sell and issue an aggregate of 2,301,337 shares of common stock and warrants to purchase up to 575,347 shares of common stock. The per unit purchase price of a share of common stock and a warrant to purchase 0.25 of a share of common stock is $5.16. The warrants will become exercisable on the date that is six months from the date of issuance until the five year anniversary of issuance at an exercise price of $5.65 per share. On June 11, 2007, Cardica sold and issued an aggregate of 1,913,741 shares of common stock and warrants to purchase up to 478,447 shares of common stock for aggregate gross proceeds of approximately $9,874,903 at a first closing under the Purchase Agreement. The second and final closing under the Purchase Agreement is expected to occur, subject to customary closing conditions, on June 21, 2007. A member of Cardica’s board of directors and entities affiliated with certain members of Cardica’s board of directors are Purchasers. Cardica has agreed to pay a placement fee to be split evenly between A. G. Edwards & Sons, Inc. and Allen & Company LLC in connection with the private placement.
In connection with the private placement, Cardica entered into a registration rights agreement, dated June 7, 2007, with the Purchasers (the “Registration Rights Agreement) pursuant to which it has agreed to file within 30 days after the first closing one or more registration statements registering for resale the shares of common stock and shares of common stock issuable upon exercise of the warrants sold in the private placement.
The foregoing descriptions of the Purchase Agreement, Registration Rights Agreement and warrants are summaries of the material terms of such agreements and documents, do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, Registration Rights Agreement and form of warrant, which are filed as Exhibit 10.15, Exhibit 10.16 and Exhibit 4.6, respectively, to this current report on Form 8-K and are incorporated by reference herein.
Item 3.02. Unregistered Sales of Equity Securities.
As described more fully in Item 1.01 above, on June 11, 2007, Cardica issued an aggregate of 1,913,741 shares of common stock and warrants to purchase up to 478,447 shares of common stock for aggregate gross proceeds of approximately $9,874,903. The warrants will become exercisable on the date that is six months from the date of issuance until the five year anniversary of issuance at an exercise price of $5.65 per share. The issuance in the private placement was made in reliance on Rule 506 promulgated under the Securities Act of 1933, as amended, and was made without general solicitation or advertising. Each Purchaser represented that it is an accredited investor with access to information about Cardica sufficient to evaluate the investment and that the common stock and warrants were being acquired without a view to distribution or resale in violation of the Securities Act of 1933, as amended. A Form D filing will be made in accordance with the requirements of Regulation D.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
4.6	Form of Warrant.

10.15	Securities Purchase Agreement, dated June 7, 2007, by and among Cardica, Inc. and the purchasers listed on the signature pages thereto.

10.16	Registration Rights Agreement, dated June 7, 2007, by and among Cardica, Inc. and the purchasers listed on the signature pages thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: June 13, 2007	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
4.6	Form of Warrant.

10.15	Securities Purchase Agreement, dated June 7, 2007, by and among Cardica, Inc. and the purchasers listed on the signature pages thereto.

10.16	Registration Rights Agreement, dated June 7, 2007, by and among Cardica, Inc. and the purchasers listed on the signature pages thereto.